As filed with the Securities and Exchange Commission on March 27, 2025.

No. 333-282600

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CID HOLDCO, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(302) 332-4122
7500 Old Georgetown Road, Suite 901
Bethesda, Maryland 20814

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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SEE ID, Inc.
(Exact name of registrant as specified in its charter)

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Nevada
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

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(302) 332-4122
7500 Old Georgetown Road, Suite 901
Bethesda, Maryland 20814

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerry Williams Penny J. Minna DLA Piper LLP (US) One Atlantic Center 1201 West Peachtree Street, Suite 2900 Atlanta, GA 30309 (404) 736-7891	Amy Bowler Holland & Hart LLP 555 17th Street, Suite 3200 Denver, CO 80202 (303) 295-8000
Krisanne Cunningham Rice Reuther Sullivan & Carroll LLP 3800 Howard Hughes Pkwy, Suite 1200 Las Vegas, Nevada 89169 (702) 732-9099

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Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-282600

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934 (“Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed with respect to the registration of the issuance of an additional 4,079,335 shares of common stock, par value $0.0001 per share (“Common Stock”), of CID HoldCo, Inc., a Delaware corporation (the “Registrant”), to certain stockholders of SEE ID, Inc., a Nevada corporation (“SEE ID”), immediately preceding the consummation of the business combination contemplated by the Business Combination Agreement, dated as of March 18, 2024, entered into by the Registrant, SEE ID and the other parties thereto, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4.

This Registration Statement relates to the Registrant’s Registration Statement on Form S-4 (File No. 333-282600) (the “Prior Registration Statement”), initially filed by the Registrant on October 11, 2024 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 16, 2025. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit
5.1	Legal opinion of DLA Piper LLP (US)
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of ShoulderUp Technology Acquisition Acquisition Corp.
23.2	Consent of Wolf & Company, P.C., independent registered public accounting firm of SEE ID, INC.
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York, State of New York, on March 27, 2025.

CID HOLDCO, INC.
By:	/s/ Phyllis W. Newhouse
Name:	Phyllis W. Newhouse
Title:	Chief Executive Officer
SEE ID, INC.
By:	/s/ Edmund Nabrotsky
Name:	Edmund Nabrotsky
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 27, 2025.

Signature	Title	Date
CID Holdco, Inc.
/s/ Phyllis W. Newhouse	Chief Executive Officer and Director	March 27, 2025
Phyllis W. Newhouse	(Principal Executive Officer)
/s/ Rashaun Williams	Chief Financial Officer and Director	March 27, 2025
Rashaun Williams	(Principal Executive and Accounting Officer)
SEE ID, Inc.
/s/ Edmund Nabrotsky	Chief Executive Officer and Director	March 27, 2025
Edmund Nabrotsky	(Principal Executive Officer)
/s/ Charles Maddox	Chief Financial Officer and Director	March 27, 2025
Charles Maddox	(Principal Accounting and Financial Officer)
/s/ William Reny	Director	March 27, 2025
William Reny

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